Exhibit 99.1
THORATEC CORPORATION NAMES DAVID SMITH CHIEF FINANCIAL OFFICER
     (PLEASANTON, CA), December 4, 2006—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, said today that David V. Smith has been named executive vice president and chief financial officer.
     Smith, 47, has more than two decades of financial management experience and most recently was vice president and chief financial officer at Chiron Corporation. He held that position for three years until the company was acquired by Novartis in mid-2006. Smith will join Thoratec December 29, 2006, and be responsible for the company’s accounting, external reporting, tax, financial planning and budgeting, treasury, information technology and investor relations functions. He replaces Cynthia L. Lucchese, who announced in August that she would be leaving Thoratec for personal family reasons.
     “Thoratec is extremely fortunate to have someone of David’s caliber joining the company as he brings senior level experience with leading growth companies in the healthcare industry,” said Gary F. Burbach, president and chief executive officer. “We expect that David’s extensive and relevant experience will enable him to make a significant contribution to our initiatives to enhance the company’s already strong finance organization and systems infrastructure. David is also highly qualified to play a major role in the development and implementation of future strategies to increase profitability as well as to achieve growth through both internal initiatives and external opportunities” Burbach continued.
     Burbach noted that Lucchese will continue with Thoratec on a part-time basis through the early part of 2007 to aid in the transition.
     “Thoratec represents a tremendously exciting opportunity and I am looking forward to working with the company’s strong management team and board,” Smith said. “The company has impressive leadership positions in the Ventricular Assist Device and blood diagnostics point-of-care markets, and dramatic growth potential with its HeartMate® II LVAS (Left Ventricular Assist System). In addition, Thoratec has the financial and technology resources to continue to broaden its presence in the treatment of cardiovascular disease.”
     Smith joined Chiron in 1999 as vice president, controller and principal accounting officer. He was named vice president, finance, in 2002, before being named chief financial officer in 2003. Prior to joining Chiron, Smith was vice president, finance, and chief financial officer at Anergen, a publicly traded biotechnology company, and held several financial management positions at Genentech. Smith also held finance positions at Syntex Corporation and IBM Corporation. He holds a B.S. from Willamette University and an MBA from Golden Gate University.

     Thoratec is a world leader in therapies to address advanced stage heart failure. The company’s product lines include the Thoratec® VAD and HeartMate LVAS with more than 10,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Many of the preceding paragraphs, particularly not excluding those addressing future performance and growth, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 212E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “believes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of Thoratec product sales, the results of enrollment in and timing of clinical trials including the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effects of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contacts:
Gary Burbach
President, Chief Executive Officer
Thoratec Corporation
(925) 847-8600
or
Neal Rosen
Kalt Rosen & Co.
(415) 397-2686

2